EX99.23(j)(1)


                Consent of Independent Auditors


We consent to the references to our firm under the captions
"Financial Highlights" in the Prospectus and "Independent
Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated December 30, 1998, in the Registration Statement (Form N-1A) and related Prospectus of
Babson Enterprise Fund II, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 10 under the
Securities Act of 1933 (Registration No. 33-39321) and Amendment
No. 11 under the Investment Company Act of 1940 (Registration No.
811-6252).



                                        /s/Ernst & Young LLP
                                        Ernst & Young LLP

Kansas City, Missouri
January 13, 1999